UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2024

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information regarding the Purchase Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

On September 16, 2024, Aptevo Therapeutics Inc. (the "Company") announced that it has entered into a securities purchase agreement (the “Purchase Agreement”) with certain healthcare-focused institutional investors in connection with a registered direct offering (the "Offering") priced at-the-market under Nasdaq Stock Market rules, to purchase: (i) 4,020,000 shares of its common stock, par value $0.001 per share ("Common Stock") and accompanying common warrants ("Common Warrants") to purchase up to 8,040,000 shares of Common Stock at a combined offering price of $0.33 per share and accompanying Common Warrants and (ii) pre-funded warrants ("Pre-funded Warrants") to purchase 5,070,910 shares of Common Stock and accompanying Common Warrants to purchase up to 10,141,820 shares of Common Stock at a combined offering price of $0.3299 per Pre-funded Warrant and accompanying Common Warrants, which is equal to the offering price per share of Common Stock and accompanying Common Warrant less the $0.0001 per share exercise price of each such Pre-funded Warrant.

Each share of Common Stock or Pre-Funded Warrant in lieu thereof was offered together with two Common Warrants, each to purchase one share of Common Stock. The Common Warrants have an exercise price of $0.33 per share of Common Stock. The Common Warrants are exercisable upon stockholder approval and will expire five years from the date of stockholder approval. The exercise price of the Common Warrants is subject to adjustment for stock splits, share dividends, share combinations and similar capital transactions and in the event of an issuance of common stock or common stock equivalent, an option to purchase common stock or common stock equivalent, change in price of common stock or common stock equivalent or other such event as further described in the Common Warrants.

Subject to certain ownership limitations described in the Pre-funded Warrants, the Pre-Funded Warrants are immediately exercisable and have an exercise price of $0.0001 per share of Common Stock. The Pre-Funded Warrants may be exercised at any time until all of the Pre-funded Warrants are exercised in full.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the "Placement Agency Agreement") on September 16, 2024 with Roth Capital Partners, LLC (the "Placement Agent"), as the exclusive placement agent in connection with the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds raised in the Offering, and reimbursement of certain expenses.

In connection with the Offering, the Company entered into the Purchase Agreement with certain purchasers on September 16, 2024. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties.

In connection with the Offering, the Company amended certain existing warrants that were previously issued on (i) November 9, 2023 to purchase up to 362,900 shares of Common Stock and have exercise price of $0.515 per share, (ii) April 15, 2024 to purchase up to 4,444,446 shares of Common Stock and have exercise price of $0.515 per share and (iii) July 1, 2024 to purchase 7,015,428 shares of Common Stock and have exercise price of $0.515 per share (collectively, the “Existing Warrants”), such that the Existing Warrants will have a reduced exercise price equal to $0.33 per share and include the same exercise price adjustments as the Common Warrants issued in the Offering. The amended warrants will be exercisable upon the same stockholder approval as for the Common Warrants.

The shares of Common Stock, the Common Warrants and the Pre-funded Warrants described above and the underlying shares of Common Stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-281892), which was declared effective by the Securities and Exchange Commission on September 16, 2024.

The Company received net proceeds of approximately $2.5 million from the Offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the Offering for the continued clinical development of its product candidates and for working capital, and other general corporate purposes. The closing of the Offering occurred on September 18, 2024.

The foregoing summaries of the Placement Agency Agreement, Purchase Agreement, the Common Warrant, the Pre-funded Warrant and the amended Existing Warrants do not purport to be complete and are subject to, and qualified in their entirety by, copies of such documents attached as exhibits 4.1, 4.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 to this Current Report on Form 8-K, which are incorporated by reference.

Item 8.01 Other Events.

The Company issued press releases announcing the Offering and the closing of the Offering on September 16, 2024 and September 18, 2024, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
4.1	Common Warrant, dated September 18, 2024.
4.2	Pre-funded Warrant, dated September 18, 2024.
10.1	Placement Agency Agreement, dated September 16, 2024, between the Company and Roth Capital Partners.
10.2	Securities Purchase Agreement, dated September 16, 2024, between the Company and the purchasers party thereto.
10.3	Form of Amended Series A-1 Common Warrant, dated September 18, 2024 (originally entered into on November 9, 2023), between the Company and certain warrant holders.
10.4	Form of Amended Series A-2 Common Warrant, dated September 18, 2024 (originally entered into on November 9, 2023), between the Company and certain warrant holders.
10.5	Form of Amended Series B-1 Common Warrant, dated September 18, 2024 (originally entered into on November 9, 2023), between the Company and certain warrant holders.
10.6	Form of Amended Series B-2 Common Warrant, dated September 18, 2024 (originally entered into on November 9, 2023), between the Company and certain warrant holders.
10.7	Form of Amended Warrant, dated September 18, 2024 (originally entered into on April 15, 2024), between the Company and certain warrant holders.
10.8	Form of Amended Warrant, dated September 18, 2024 (originally entered into on July 1, 2024), between the Company and certain warrant holders.
99.1	Press Release of Aptevo Therapeutics Inc., dated September 16, 2024.
99.2	Press Release of Aptevo Therapeutics Inc., dated September 18, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	September 18, 2024	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer